Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
Commerce Bancshares, Inc.:
       We consent to the incorporation by reference in the Registration Statements No. 33-28294, No. 33-82692, No. 33-8075, No. 33-78344, No. 33-61499, No. 33-61501 and No. 333-14651, each on Form S-8 of Commerce Bancshares, Inc. of our reports dated February 25, 2005, with respect to the consolidated balance sheets of Commerce Bancshares, Inc. and Subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2004 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Commerce Bancshares, Inc.
KPMG LLP
Kansas City, Missouri
February 25, 2005